                                                                   Exhibit 15(c)


                     SCHEDULE A DATED DECEMBER __, 1998 TO
               DRESDNER RCM EQUITY FUNDS, INC. DISTRIBUTION PLAN

Fund/Class                                             Sales Charge
----------                                             ------------
Dresdner RCM Tax Managed Growth Fund
     N Class                                           0.25%

Dresdner RCM Global Equity Fund
     N Class                                           0.25%

Dresdner RCM California Tax Exempt Fund
     N Class                                           0.25%

Dresdner RCM Strategic Income Fund
     N Class                                           0.25%

Dresdner RCM Global Bond Fund
     N Class                                           0.25%

Dresdner RCM Intermediate Investment Grade Bond Fund
     N Class                                           0.25%

Dresdner RCM Emerging Markets Fund
     N Class                                           0.25%

Dresdner RCM Global Technology Fund
     N Class                                           0.25%

Dresdner RCM Large Cap Growth Fund
     N Class                                           0.25%

Dresdner RCM Global Small Cap Fund
     N Class                                           0.25%